                                                                  Exhibit 10.17


                                             March 1, 1996

                Mr. Thomas M. Atwood
                18 Nirvana Drive
                Swampscott, MA 01907

                Dear Tom:

                     This letter will confirm that the Board of Directors has
                accepted your resignation as a Director of Object Design, Inc. (the "Company") effective as of April 1, 1996 and your resignation as an employee of the Company effective September 30, 1996.

  Twenty Five        As we have discussed, you will no longer have day-to-day
                operating responsibilities within the Company effective March
    Mall Road   31, 1996. However, you will devote as much time as may be
                required through September 30, 1996 to help the Company during
   Burlington   the transition of your responsibilities to other employees.

Massachusetts        You will continue to receive your present salary during
                this period and will be paid for any vacation accrued as of the
   01803-4194   date hereof. You will not receive any additional vacation
                benefits after the date hereof. Your incentive stock options
 617.674.5000   will continue to vest through September 30, 1996 but will cease to vest at that time and will be exercisable in accordance with
 617.674.5010   their terms.

                     Through September 30, 1996, you will also be permitted to
                participate in the health and dental plans maintained by the Company for its employees, as such plans may be in effect from time to time. Should you cease to be a full-time employee of the Company during this period, you may elect to continue this coverage under the federal COBRA law, and the Company will make appropriate payments so that your payments for this coverage through September 30, 1996 will not exceed those in effect from time to time for a full-time employee of the Company.

                     At the conclusion of this Agreement, the Company will
                transfer to you title to the Apple computer that you presently use. At any time prior to September 30, 1996, you may take possession of the furniture personally purchased by you that is located at the Company's San Mateo office after presenting an inventory of such furniture to the Company.

                     You acknowledge and confirm your obligations under the
                Non-Competition, Nondisclosure and Development Agreement between you and the Company dated December 22, 1988, attached hereto as



                                  OBJECT DESIGN

Exhibit A; provided, however, that your non-competition and other obligations under Section 1 thereof ("Non-Competition Obligations") shall terminate on September 30, 1996.

     This Agreement and the Non-Competition Agreement attached as Exhibit A constitute the entire Agreement between you and the Company with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, between us concerning this subject matter.

     This Agreement will enure to the benefit of and be binding upon you and your heirs and legal representatives, and upon the Company and its successors and assigns.

     You agree to execute and deliver releases to the Company at the termination of your employment under this Agreement in or substantially in the forms attached hereto as Exhibits B and C.

     You and the Company each agree not to make any statements, take any actions, or conduct yourself in any way that adversely affects the reputation or goodwill of the other.

     The Company will reimburse you for any expenses you incur in connection with providing services to the Company in connection with this Agreement subject to the Company's standard reimbursement policies.

     If this letter correctly sets forth our understanding, please sign the enclosed copy and return it to the undersigned, whereupon this will become a binding agreement.

                                        Sincerely,

                                        OBJECT DESIGN, INC.

                                        By: /s/ Robert N. Goldman
                                            -----------------------------------
                                            Robert N. Goldman, President

ACCEPTED:



/s/ Thomas M. Atwood
- ------------------------
Thomas M. Atwood

                                   EXHIBIT A

                         NON-COMPETITION, NON-DISCLOSURE
                           AND DEVELOPMENTS AGREEMENT

     In consideration of my employment, consulting or advisory relationship ("Employment"), as the case may be, with Object Design, Inc., a Delaware corporation with its principal place of business in Burlington, Massachusetts, and in recognition of the pact that as a result of such relationship I will or may have access to confidential information, I agree with the Company (as defined below) as follows:

     1. Agreement Not to Compete with the Company.
        -----------------------------------------

     (a) As long as I am employed or retained by the Company and for a period of one year after the termination of my Employment with the Company by me for any reason, including expiration of the previously agreed upon term of my Employment, or by the Company for Cause (as defined below), I shall not, on my behalf, or as owner, manager, stockholder, consultant, director, officer or employee of any business entity, participate in the development or provision of goods or services which are competitive with goods or services sold or licensed, or under development, by the Company without the prior written authorization of the Company; provided, however, that I may, without the Company's prior written authorization, own (i) up to one percent (1%) of the issued and outstanding securities of any publicly held corporation or (ii) any securities in any nonpublic corporation which I owned prior to the date of my Employment. In the event that the Company and I disagree about whether any business entity develops or provides goods or services which are competitive with goods or services sold or licensed, or under development, by the Company, the disagreement shall be resolved either (i) by decision of the Company's Board of Directors at their next regularly scheduled board meeting acting in good faith after giving me a suitable opportunity to present my view in person and/or in writing or (ii) if either I or the Company gives notice to the Board of our objection to the decision of the Board within 30 days after such decision, by arbitration as provided herein. The Company and I agree that goods or services which are competitive with goods or services developed or provided, or under development, by the Company shall not include goods and services used by any person or entity (i) for such person or entity's non-public, in house use, or
(ii) for use as a component in a good or service which is not competitive with goods or services developed or provided, or under development, by the Company.

     If after the commencement of my Employment with the Company the Company determines to change its line of business so as to provide goods or services other than those sold or licensed, or under development, by the Company at the commencement of my Employment, then the Company shall give me notice of such determination.

     (b) For a period of one year after the termination of my Employment with the Company by me for any reason, including expiration of the previously agreed upon term of my Employment, or by the Company for Cause, I shall not, on my own behalf, or as owner, manager, stockholder, consultant, director, officer or employee of any business entity, take away any of the customers that the Company had enjoyed during my Employment with the company.

     (c) For a period of one year after the termination of my Employment with the Company by me for any reason, including expiration of the previously agreed upon term of my Employment, or by the Company for Cause, I shall not solicit, induce, attempt to hire, or hire any employee of the Company (or any other person who may have been employed by the Company during the six months prior to the termination of my Employment), or assist in such hiring by any other person or business entity or encourage any such employee to terminate his or her employment with the Company.

     (d) As used herein the term "Cause" shall mean: (i) conviction of a crime, whether a felony or misdemeanor; (ii) deliberate dishonesty with respect to the Company; or (iii) documented failure to materially perform my duties on behalf of the Company.

     (e) I recognize that the Company is developing highly specialized products and services in competition with the other business entities throughout the United States and the world, which products and services are designed to compete in regional, nation-wide and world-wide markets. In light of the competitive nature of the Company's products and services, I agree that the restrictions contained in this Section 1 cannot be limited to any geographic area.

     2. Confidentiality Agreement.
        -------------------------

     (a) I will not at any time, whether during or after the termination of my Employment, reveal to any person or entity any of the Confidential Information of the Company or of any third party which the Company is under an obligation to keep confidential. The term "Confidential Information" as used throughout this Agreement shall mean all trade secrets, proprietary information and other data or information (and any tangible evidence, record or representation thereof), whether prepared, conceived or developed by an employee of the Company (including myself) or received by the Company from an outside source, which is in the possession of the Company (whether or not the property of the Company), which in any way relates to the present or future business of the Company or any customer or supplier of the Company, and which is maintained in confidence by the Company. Without limiting the generality of the foregoing, "Confidential Information" shall mean all trade secrets, know-how, proprietary information and other information or data relating to the present or future business of the Company, including but not limited to:

          (i) any idea, improvement, invention, innovation, development technical data, design, formula, device, pattern, concept, computer program, software, firmware, source code, object code, algorithm, subroutine, object module, schematic, model, diagram, flow chart, chip masking specification, user manual, training or service manual, product specification, plan for a new or revised product, compilation of information, or work in process, and any and all revisions and improvements relating to any of the foregoing (in each case whether or not reduced to tangible form); and

          (ii) the name of any customer, employee, prospective customer or consultant, any sales plan, marketing material, plan or survey, business plan, product or development plan or specification, business proposal, financial record, or business record or other record or information relating to the business of the Company.

     Notwithstanding the foregoing, the term Confidential Information shall not apply to information (i) which the Company has voluntarily disclosed to the public without restriction, (ii) which has otherwise lawfully entered the public domain, (iii) which the Company has permitted me to disclose by its prior written consent; or (iv) which I may disclose at a forum, workshop or round table conference with the prior knowledge of the Company.

     (b) I further represent that my performance of all of the terms of this Agreement and as an employee, consultant or advisor of the Company does not and will not breach any agreement to keep in confidence Confidential Information acquired by me prior to my Employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

     (c) Further, I agree that during my Employment I shall not make, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. I further agree that I shall not, after the termination of my Employment, use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company and that within ten (10) days after the termination of my Employment I shall either (i) deliver all of the foregoing, and all copies thereof, to the Company, at its main office or (ii) destroy all of the foregoing, and all copies thereof, and deliver a sworn notice to the Company certifying to such destruction.

     (d) The Company shall make adequate provision for the safekeeping of any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs, as requested by me upon notice to the Company given within 10 days after the termination of my Employment, and the Company shall provide me with a notice setting forth that it has complied with such request.

     3. Developments Agreement.
        ----------------------

     (a) If at any time or times during my Employment, I shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Developments") that relate to the business of the Company or that of any supplier to the Company or any of the goods and services sold, licensed or under development by the Company or result from the use of premises or personal property tangible or intangible owned, leased or contracted for by the Company such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, and I shall promptly disclose to the Company (or any persons designated by it) each such Development and hereby assign any rights I may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company.

     (b) Upon disclosure of each Development to the Company, I will, during my Employment and at any time thereafter, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorizes agents may reasonably require:

          (i) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

          (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

     In the event the Company is unable, after reasonable effort, to secure my signature on any letters patent, copyright or other analogous protection relating to a Development, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by me.

     (c) I understand that the Developments including, but not limited to, those identified in the pages, if any, attached hereto which I can demonstrate to the satisfaction of the Company that I have made or conceived prior to my Employment by the Company are excluded from this Agreement. I understand that it is only necessary to list the title and purpose of such Developments but not details thereof.

     4. Miscellaneous.
        -------------

     (a) I understand that this Agreement does not create an obligation on the Company or any other person or entity to continue my Employment.

     (b) Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

     (c) I hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the unenforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

     (d) I recognize that money damages alone would not adequately compensate the Company in the event of breach by me of this Agreement, and I therefore agree that, in addition to all other remedies available to the Company at law or in equity, the Company shall be entitled to injunctive relief for the enforcement hereof. Failure by the Company to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such terms, covenants or conditions.

     (e) My obligations under this Agreement shall survive the termination of my Employment regardless of the manner of which termination except that the provisions of Section 1 (a) shall survive in accordance with their terms only if I terminate my Employment with the Company for any reason, including expiration of the previously agreed upon term of my Employment, or if the Company terminates my Employment for Cause.

     (f) The term "Company" shall include Object Design, Inc. and any of its subsidiaries, subdivisions or affiliates. The Company shall have the right to assign this Agreement to its successor and assigns, and all covenant and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

     (g) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     (h) This Agreement contains the entire and only agreement between me and the Company respecting the subject matter hereof, and no modification, renewal, extension, waiver or termination of this Agreement or any of the provisions herein contained shall be binding upon me or the Company unless made in writing and signed by an authorized officer of the Company. In the event of any inconsistency between this Agreement and any other contract between me and the Company, the provisions of this Agreement shall prevail.

     (i) Any notices to be given hereunder shall be in writing and shall be delivered by hand, by registered, certified or overnight mail to the appropriate address set forth below or to such other address as specified by notice.

     (j) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Boston, Massachusetts in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof and shall be final and binding upon the parties hereto. Notwithstanding anything to the contrary contained in this Section 4(j), the Company shall have the right to seek injunctive relief, specific performance or other equitable relief against me in a court of competent jurisdiction. If any party fails to comply with the arbitration provision contained herein, the other parties shall be entitled to costs and attorneys' fees in connection with any action brought to compel arbitration hereunder.

     BY PLACING MY SIGNATURE HEREUNDER, I ACKNOWLEDGE THAT I HAVE READ ALL OF THE PROVISIONS OF THIS AGREEMENT AND THAT I AGREE TO ALL OF ITS TERMS.



                                   /s/ Thomas M. Atwood
                                   -----------------------------
                                   Signature

                                   Address:

                                   -----------------------------

                                   -----------------------------

Date: December 22, 1988
      -----------------
                                   Accepted:

                                   OBJECT DESIGN, INC.

                                   By: /s/ Thomas M. Atwood
                                   -----------------------------
                                       Title: Chairman


                                   Address:

                                   1 New England Executive Park
                                   -----------------------------

                                   Burlington, MA 01803
                                   -----------------------------

                                    Exhibit B
                                    ---------

                                 GENERAL RELEASE
                                 ---------------

     I, Thomas M. Atwood, for good and valuable consideration the receipt of which is hereby acknowledged, do for myself and my legal representatives, successors, and assigns, hereby remise, release, and forever discharge Object Design, Inc., a11 of its parents, subsidiaries, and affiliates, and their respective past, present and future officers, directors, employees, and agents (hereinafter collectively referred to as "Object Design") and all of Object Design's heirs, successors, predecessors, and assigns, of and from all manner of actions, causes of actions, debts, obligations, agreements, and claims whatsoever, at law, in equity, or otherwise, known or unknown, which I now have, ever had, or may have against Object Design, including but not limited to any claims arising out of or in any way related to my employment by Object Design, the termination of my employment by Object Design, and/or the exercise of any stock options (other than the exercise of stock options held by me as of the date hereof in accordance with their terms and the terms of the Agreement between the Company and me dated as of March 1, 1996 (the "Agreement")), and including but not limited to claims under Massachusetts General Laws c.151B (unlawful discrimination), Massachusetts General Laws c.93, [section]102 (equal rights), Massachusetts General Laws c.12 [sections]11H and 11I (civil rights), Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act; the Older Workers Benefit Protection Act, and the Americans with Disabilities Act, but




                                  OBJECT DESIGN
excepting those claims which may arise out of Object Design's obligations under the Agreement.

        IN WITNESS WHEREOF, Thomas M. Atwood has set his hand and seal as of the 1st day of March, 1996.

Witness:                                        Thomas M. Atwood

/s/ Andrea Johnson                              /s/ Thomas M. Atwood
- ---------------------                           -----------------------

                                OBJECT DESIGN

                                    Exhibit C
                                    ---------

                                  AREA RELEASE
                                  ------------


     I, Thomas M. Atwood, for good and valuable consideration over and above any other money or benefits that would be due to me, the receipt of which is acknowledged, hereby release and waive any and all existing claims arising under the Age Discrimination in Employment Act against Object Design, Inc., all of its parents, subsidiaries, and affiliates, and their respective past, present, and future directors, officers, employees, and agents. I acknowledge that Object Design has advised me to consult with an attorney before signing this release and that Object Design has given me at least 21 days to consider signing this release. I also acknowledge that, in signing this release, I am not relying on any other statements or explanations made by Object Design.

     This release will become effective seven (7) days after it is signed. I understand that I may revoke this release within seven days after it is signed, and it shall not become effective until this seven-day revocation period has expired. If I choose to revoke the release, I understand that I will be required to repay to Object Design all consideration paid to me.



                                   /s/ Thomas M. Atwood
                                   --------------------------
Witness:                           Thomas M. Atwood

                                   Dated as of: March 1, 1996
/s/ A. Johnson
- ----------------


                                  OBJECT DESIGN